     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                             SFX ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                 13-977880
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation or organization)

               650 MADISON AVENUE
                   16TH FLOOR
                NEW YORK, NEW YORK                           10022
     (Address of principal executive offices)              (zip code)


                  1999 STOCK OPTION AND RESTRICTED STOCK PLAN
                           (Full title of the Plan)

                             ROBERT F.X. SILLERMAN
                              EXECUTIVE CHAIRMAN
                            SFX ENTERTAINMENT, INC.
                        650 MADISON AVENUE, 16TH FLOOR
                           NEW YORK, NEW YORK 10022
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (212) 838-3100
         (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES                AMOUNT TO BE
    TO BE REGISTERED (1)               REGISTERED (1)
--------------------------------------------------------------------------------------------------------------------
 Class A Common Stock,
 $.01 par value per share ............ 4,500,000 shares
--------------------------------------------------------------------------------------------------------------------

   TITLE OF SECURITIES             PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE            AMOUNT OF
   TO BE REGISTERED (1)               PRICE PER SHARE (2)           OFFERING PRICE(3)               REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
 Class A Common Stock,
 $.01 par value per share ........... $32.875                        $147,937,500                   $41,126.62
--------------------------------------------------------------------------------------------------------------------

(1)   Shares of Class A common stock of SFX Entertainment, Inc. (the
      "Company" or "SFX"), par value $.01 per share (the "Class A Common Stock"), being registered hereby relate to the SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Class A Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Based upon the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on October 6, 1999, in accordance with Rule 457(c) under the Securities Act.

(3) This amount is the sum of the assumed aggregate price of the Class A Common Stock being registered hereunder pursuant to the Plan, based upon the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on October 6, 1999, in accordance with Rule 457(a), (c) and (h) under the Securities Act.

In accordance with the provisions of Section 462 promulgated under the Securities Act, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

This Registration Statement, including all exhibits, contains 25 pages. The exhibit index may be found on page II-7 of this Registration Statement.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1999 Stock Option and Restricted Stock Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by SFX pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Class A Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

    1. SFX's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999.

    2. SFX's Current Report on Form 8-K dated January 31, 1999.

    3. The historical financial statements and related notes and audit reports included on pages F-1 through F-142 in SFX's Current Report on Form 8-K dated April 14, 1999.

    4. SFX's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 14, 1999.

    5. SFX's Current Report on Form 8-K dated June 1, 1999.

    6. SFX's Current Report on Form 8-K dated June 22, 1999.

    7. SFX's Current Report on Form 8-K dated June 23, 1999.

    8. SFX's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed on August 3, 1999.

    9. SFX's Current Report on Form 8-K dated August 23, 1999.

   10. SFX's Current Report on Form 8-K dated August 27, 1999.

   11. SFX's Current Report on Form 8-K dated September 17, 1999, as amended by SFX's Current Report on Form 8-K/A filed on September 30, 1999.

   12. The description of SFX's Class A common stock contained in the registration statement on Form 8-A filed on May 7, 1999.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

     SFX's Certificate of Incorporation provides that no director of SFX will be personally liable to SFX or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

      o for any breach of the director's duty of loyalty to SFX or its stockholders;

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o   under Section 174 of the Delaware General Corporation Law; or

      o for any transaction from which the director derived an improper personal benefit.

In addition to the circumstances in which a director of SFX is not personally liable as set forth above, no director will be liable to SFX or its stockholders to such further extent as permitted by any law enacted after the date of SFX's Certificate of Incorporation, including any amendment to the Delaware General Corporation Law.

     SFX's Certificate of Incorporation requires SFX to indemnify any person who was, is, or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he (a) is or was a director or officer of SFX or (b) is or was serving at the request of SFX as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. This indemnification is to be to the fullest extent permitted by Delaware law. The right to indemnification will be a contract right and, as such, will run to the benefit of any director or officer who is elected and accepts the position of director or officer of SFX or elects to continue to serve as a director or officer of SFX while this provision of SFX's Certificate of Incorporation is in effect. The right to indemnification includes the right to be paid by SFX for expenses incurred in defending any such action, suit or proceeding in advance of its final disposition to the maximum extent permitted under Delaware law. If a claim for indemnification or advancement of expenses is not paid in full by SFX within 60 days after a written claim has been received by SFX, the claimant may, at any time thereafter, bring suit against SFX to recover the unpaid amount of the claim and, if successful in whole or in part, expenses of prosecuting his claim. It will be a defense to any such action that the requested indemnification or advancement of costs of defense are not permitted under Delaware law, but the burden of proving this defense will be on SFX. The rights described above do not exclude any other right that any person may have or acquire under any statute, by-law, resolution of stockholders or directors, agreement or otherwise.

     The Bylaws of SFX require SFX to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law. The Bylaws also require SFX to pay expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of the fact that he is/was a director (or was serving at SFX's request as a director or officer of another corporation) in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director to repay the advance if it ultimately is determined that the director is not entitled to be indemnified by SFX as authorized by relevant sections of Delaware law. The indemnification and advancement of expenses provided in the Bylaws are not to be deemed exclusive of any other rights provided by any agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8. EXHIBITS

        See Exhibit Index at page II-7.


ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 8th day of October, 1999.


                                        SFX ENTERTAINMENT, INC.


                                        By: /s/ Howard J. Tytel
                                             ----------------------------------
                                             Howard J. Tytel
                                             Executive Vice President, General
                                             Counsel
                                             and Secretary


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with the Registrant and on the dates indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F.X. Sillerman and Howard J. Tytel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all Registration Statements, or any amendments thereto, on Form S-8, or other appropriate form in order to register interests in any plans for the benefit of the employees of SFX Entertainment, Inc. (the "Registrant") and its subsidiaries pursuant to which the Registrant intends to offer its Class A common stock, $.01 par value, to participants under the 1999 Stock Option and Restricted Stock Plan, and to file such registration statements or amendments, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                     TITLE                                          DATE
---------                     -----                                          ----
/s/ Robert F.X. Sillerman     Executive Chairman, Member of the        October 8, 1999
-------------------------     Office of the Chairman and Director
Robert F.X. Sillerman         (principal executive officer)

/s/ Michael G. Ferrel         Director                                 October 8, 1999
-------------------------
Michael G. Ferrel

/s/ Brian Becker              Director                                 October 8, 1999
-------------------------
Brian Becker

/s/ David Falk                Director                                 October 6, 1999
-------------------------
David Falk

/s/ Howard J. Tytel           Director                                 October 8, 1999
-------------------------
Howard J. Tytel

/s/ Thomas P. Benson          Chief Financial Officer, Senior Vice     October 8, 1999
-------------------------     President and Director (principal
Thomas P. Benson              financial and accounting officer)

/s/ Richard A. Liese          Director                                 October 8, 1999
-------------------------
Richard A. Liese

/s/ D. Geoffrey Armstrong     Director                                 October 8, 1999
-------------------------
D. Geoffrey Armstrong

/s/ James F. O'Grady, Jr.     Director                                 October 5, 1999
-------------------------
James F. O'Grady, Jr.

/s/ Paul Kramer               Director                                 October 8, 1999
-------------------------
Paul Kramer

/s/ Edward F. Dugan           Director                                 October 8, 1999
-------------------------
Edward F. Dugan

/s/ John D. Miller            Director                                 October 8, 1999
-------------------------
John D. Miller

                                 EXHIBIT INDEX
                                 -------------
 EXHIBIT
 NUMBER    DESCRIPTION
 -------   -----------

  4.1      SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan

  5.1      Opinion of Winston & Strawn

 23.1      Consent of Winston & Strawn (included in Exhibit 5.1 hereto)

 23.2      Consent of Ernst & Young LLP

 23.3      Consent of Arthur Andersen LLP

 23.4      Consent of PricewaterhouseCoopers LLP

 23.5      Consent of Deloitte & Touche

 23.6      Consent of Smith Partnership

 24.1      Power of Attorney (included on page II-6)